SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 14, 2003 (November 13, 2003)

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7880 Bent Branch Drive, Suite 150, Irving, Texas  75063

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:

(972) 830-1800

Item 5.    Other Events.

On November 13, 2003, the registrant announced that AllServe Systems PLC and AllServe Systems, Inc. have filed suit in the Court of Chancery of the State of Delaware against the registrant.  The complaint alleges, among other things, breach of contract and breach of the duty of good faith and fair dealing arising out of the alleged breach by Aegis of the Agreement and Plan of Merger by and among AllServe Systems PLC, AllServe Systems, Inc., and Aegis Communications Group, Inc., dated July 11, 2003, which the registrant terminated in accordance with its terms on November 5, 2003.  The registrant is including a copy of the press release as Exhibit 99.1 to this Form 8-K.

On November 14, 2003, the registrant announced that it has filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission, in which it disclosed that it would be unable to file its quarterly report on Form 10-Q within the prescribed time period.  The registrant is including a copy of the press release as Exhibit 99.2 to this Form 8-K.

Item 7.                    Financial Statements and Exhibits.

(c)           Exhibits

99.1         Press release dated November 13, 2003 relating to the lawsuit filed by AllServe Systems PLC and AllServe Systems, Inc.

99.2         Press release dated November 14, 2003 relating to the late filing of the registrant’s quarterly report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 14, 2003	AEGIS COMMUNICATIONS GROUP, INC.

	By:	/s/ Herman M. Schwarz
Herman M. Schwarz
President and Chief
Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated November 13, 2003 relating to the lawsuit filed by AllServe Systems PLC and AllServe Systems, Inc.

99.2	Press release dated November 14, 2003 relating to the late filing of the registrant’s quarterly report.